Exhibit 10.1

CONSULTING AGREEMENT

THIS AGREEMENT, made as of this __4th___ day of May, 2017, by and between Gibraltar Industries, Inc., a corporation with offices at 3556 Lake Shore Road, Buffalo, New York 14219 (the "Company") and Kenneth W. Smith, an individual having an address at 5 Lucinda Pl, Massachusetts 01886, (hereinafter referred to as the “Consultant”).

RECITALS:

The Consultant relinquished his position as Senior Vice President, Chief Financial Officer of the Company effective April 1, 2017 in connection with his desire to retire from his employment with the Company effective May 3, 2017.

The Company desires to retain the services of the Consultant for a limited period of time to provide assistance, as requested, in connection with evaluation of potential acquisition candidates and in connection with other issues that may arise with respect to the operations of the Company’s business units.

The Company and the Consultant desire to set forth in writing the terms and conditions upon which the Consultant will provide consulting services to the Company.

CONSIDERATION:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree and contract as follows:

1.Engagement of Consultant. Effective as of May 4, 2017, the Company hereby engages the Consultant to perform consulting services for the Company as described in this Agreement and the Consultant hereby agrees to perform consulting services for the Company, all in accordance with the terms and conditions of this Agreement.

2.Term. The period during which the Consultant shall be obligated to provide the consulting services required to be provided by this Agreement (the "Term") shall begin on May 4, 2017 and shall end on October 31, 2017.

3.Consulting Services. Subject to the provisions of Section 4 below, during the Term of this Agreement, the Consultant hereby agrees to perform such consulting services (“Consulting Services”) as the Company’s Chief Executive Officer may require during the term of this Agreement. The scope of such Consulting Services shall include activities related to: (a) providing consultation and advice as requested by the Company’s Chief Executive Officer with respect to issues that may arise in connection with the evaluation of potential acquisition candidates and associated terms and structure for such potential acquisitions; (b) providing consultation and advice as requested by the Company’s Chief Executive Officer with respect to issues that may arise in connection with the operation of the Company’s business units; and (c) any other activities or projects mutually agreeable to the Consultant and the Company’s Chief Executive Officer.

4.Availability. The Consultant hereby agrees that during the Term of this Agreement he shall be available to perform the Consulting Services for the Company during the Company's normal business hours and during such other times as are reasonably requested by the Company’s Chief Executive Officer and reasonably necessary for the proper performance of his

Exhibit 10.1

responsibilities hereunder. Notwithstanding the foregoing, the Consultant shall not be obligated to provide the Company Consulting Services at the Company’s corporate offices nor for more than thirty (30) hours in any calendar month during the Term of this Agreement, excluding time spent on necessary travel.

5.Consulting Fees. In consideration of the performance by Consultant of the Consulting Services and for other good and valuable consideration, the Company hereby agrees to pay the Consultant the sum of Eighty Three Thousand, Three Hundred Thirty Three and 33/100 Dollars ($83,333.33) per calendar month (the “Monthly Consulting Fee”) for each calendar month during the Term. Payment of the Monthly Consulting Fees shall be made in one lump sum, the sum of the six Monthly Consulting Fees, and payable on January 10, 2018. The Monthly Consulting Fee shall be payable to the Consultant as provided above, whether or not the Consultant is requested to perform Consulting Services (including, if applicable, the inability of the Consultant to perform the Consulting Services due to his disability) and, in the event of the death of the Consultant prior to the end of the Term, the Monthly Consulting Fee shall be payable to the Consultant’s beneficiary or, if none, to the personal representative of the Consultant’s estate.

6.Expenses. The Company shall reimburse the Consultant for reasonable and necessary business expenses incurred in connection with his performance of this Agreement, all in accordance with the Company's policies and procedures then in effect (including, but not limited to, those relating to documentation and receipts).

7.Independent Contractor. The Consultant will at all times be an independent contractor and not an employee of the Company. The Company and the Consultant agree that Consultant’s retirement from his employment with the Company on May 3, 2017 is intended to constitute a “separation of service” within the meaning of Treasury Regulation §1.409A-1(h) and a “termination of employment” within the meaning of the Company’s Management Stock Purchase Plan. The manner in which the Consultant renders the Consulting Services to the Company will be within his sole control and absolute discretion, although he agrees to cooperate with the Company's personnel and use his best efforts on behalf of the Company within the broad scope of his services. In connection with his status as an independent contractor, the Consultant shall be responsible for payment of all taxes payable with respect to the Monthly Consulting Fees payable hereunder. The Consultant recognizes and agrees that he is not subject or entitled to any benefits, wages, or other terms and conditions of employment or otherwise under the policies, practices and procedures of the Company, its employees, agents and successors in interest as they may apply to employees of the Company or any of its direct or indirect subsidiaries or affiliates.

8.No Third Party Obligation. The Consultant hereby represents to the Company that he does not have and will not undertake any express or implied obligation to any third party which in any way conflicts with any of his obligations to the Company. The Consultant agrees not to perform or agree to perform any services for any third party which are in the field of this Agreement which would in any way conflict with any of his obligations to the Company hereunder.

9.Governing Law. The interpretation and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to its conflicts of law provisions. Each party hereby agrees that any claims, demands, lawsuits, proceedings and controversies arising from or relating to this Agreement shall be brought and heard in federal or state courts of general jurisdiction located in the State of New York, and each party hereby consents to the subject matter and personal jurisdiction of such courts in respect thereof.

Exhibit 10.1

10.Entire Agreement. The terms and conditions of this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previous communications or agreements, either oral or written, between the parties. There are no understandings, representations or warranties of any kind whatsoever, except as expressly set forth herein.

11.Assignment. This Agreement is personal in nature. Neither party may assign this Agreement or any of its rights hereunder nor delegate or otherwise transfer any of its obligations in connection herewith without the, prior written consent of the other party hereto. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors, legal representatives, heirs, administrators, executors and permitted assigns.

12.Amendment. No amendment or modification of this Agreement or waiver of the terms or conditions thereof shall be binding upon any party unless approved in writing by an authorized representative of such party.

13.Headings and Captions. All captions or titles used in this Agreement are for convenience or reference only and shall not affect the construction or interpretation.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

GIBRALTAR INDUSTRIES, INC.

By: _________________________
Timothy F. Murphy
Chief Financial Officer

_____________________________
KENNETH W. SMITH